Exhibit 1.01

Conflict Minerals Report of Sensata Technologies Holding N.V.
in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1")

The reporting company is Sensata Technologies Holding N.V. and its wholly-owned subsidiaries, collectively referred to as “the Company,” “Sensata,” “we,” “our,” and “us.” Sensata is a global industrial technology company, engaged in the development, manufacture, and sale of sensors and controls. We produce a wide range of customized, innovative sensors and controls for mission-critical applications such as thermal circuit breakers in aircraft, pressure sensors in automotive systems, and bimetal current and temperature control devices in electric motors.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law in July 2010, mandated that the U.S. Securities and Exchange Commission (the “SEC”) create rules that assess whether certain materials (Conflict Minerals, as defined below) originating in the Democratic Republic of the Congo (the “DRC”) or adjoining countries (the DRC and adjoining countries are together referred to as the “Covered Countries”) were benefiting armed groups in the area. In August 2012, the SEC issued its final rule, Rule 13p-1, on the reporting of Conflict Minerals.
Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals, referred to as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite, and wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Covered Countries.
This Conflict Minerals Report is provided in accordance with Rule 13p-1 for the period from January 1, 2014 to December 31, 2014 (the "Reporting Period").
Reasonable Country of Origin Inquiry ("RCOI")
We manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products. As a result, we have conducted in good faith an RCOI regarding the Conflict Minerals included in our products during the Reporting Period, in order to determine whether any of these Conflict Minerals originated in the Covered Countries and were not from recycled or scrap sources. We believe that our RCOI is reasonably designed to determine whether any of the Conflict Minerals that are necessary to the functionality of our products originated in the Covered Countries, and if so, whether they are from recycled or scrap sources.
Most of our products contain at least one of the Conflict Minerals and fall under the scope of the requirements of Rule 13p-1. Therefore, this disclosure includes information on a company level, including general information for all of our products.
Our RCOI was conducted for all significant direct suppliers that we believe may supply components that contain Conflict Minerals. Approximately 82% of our supplier spend in the Reporting Period was identified as potentially containing Conflict Minerals (the "Conflict Minerals Spend"). In addition, we applied certain minimum threshold levels of each individual supplier's spend to exclude insignificant suppliers from the scope of the inquiry. As a result, our RCOI covered approximately 93% of the Conflict Minerals Spend (the "Surveyed Spend"). We received responses from suppliers representing approximately 86% of the Surveyed Spend, or approximately 79% of the Conflict Minerals Spend.
We utilized the Conflict Free Sourcing Initiative ("CFSI") Conflict Minerals Reporting Template ("CMRT") for each supplier surveyed. The CMRT is a standardized reporting template that was developed to facilitate the transfer of information through the supply chain regarding material country of origin and smelters and refiners being utilized. It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, and a listing of the smelters the direct supplier and its suppliers use. In addition, the CMRT contains questions about the origin of Conflict Minerals included in the direct supplier’s products, as well as supplier due diligence. Many companies are using the CMRT in their compliance processes related to conflict minerals.
Our data collection process included directly contacting suppliers via email or phone as needed, and following up on any missing data or non-responsive suppliers. We then performed quality inspection on documents and information received from suppliers and validated the responses by reviewing the completeness of the surveys, obtaining additional responses if necessary, and resolving certain defined inconsistencies within the responses to the templates. We also determined which smelters are validated as conflict-free as part of the CFSI's Conflict-Free Smelter Program ("CFSP").
Pursuant to Rule 13p-1, if, based upon an RCOI inquiry, a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in one of the Covered Countries, or if such registrant is unable to determine the country of origin of those Conflict Minerals, then it must file a Conflict Minerals Report with the SEC describing the due diligence measures it has undertaken or will undertake regarding the source and chain of custody of these Conflict Minerals.
During the course of our RCOI, we received responses from our suppliers that detailed smelters from which Conflict Minerals were sourced. However, we do not have sufficient information based on the results of our RCOI to allow us to make a determination as to which of these smelters provided Conflict Minerals that were used in the production of components that we purchased from these suppliers, or the country of origin of these Conflict Minerals.
OECD due diligence procedures
As a result, where applicable, we have performed additional due diligence on Conflict Minerals in our supply chain using the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the "OECD Framework"). This due diligence process is described below.
Step 1: Establish company management systems
The purpose of Step 1 of the OECD Framework is to establish strong company management systems by developing a Conflict Minerals strategy and policy, identifying the key stakeholders (the participants who will carry out the initiative), establishing a system of controls and transparency over the supply chain, and establishing a grievance mechanism.
As part of our implementation of this phase of the OECD Framework, we have identified a team (the "Conflict Minerals Team") that includes members from business leadership, legal, finance, and operations. The Conflict Minerals Team functions to periodically review the status of our Conflict Minerals program, ensure that we are making progress towards meeting our compliance goals, and ensure the adequacy of our due diligence process in accordance with the OECD Framework. Certain members of senior management are responsible for overseeing the RCOI, due diligence, and reporting processes. The Conflict Minerals Team has periodic meetings with senior management in order to provide updates on its efforts and progress in this program.
Our compliance goals include ensuring that we have adequate procedures in place to determine and document which of our products do or may include Conflict Minerals and whether any of our suppliers have sourced Conflict Minerals that have been used in the production of components supplied to us from the Covered Countries.
We utilize best-cost sourcing to the extent possible to keep our costs down. Many of our suppliers are selected in order to maintain quality and performance standards, and many must be qualified based on certain specifications with our customers, in which case customer approval may be required to change suppliers. In addition, in many cases we source our products on a sole-source basis. As a result, in certain circumstances we are limited in our ability to influence our suppliers to modify their sourcing practices or to respond to our RCOI survey requests. However, the Conflict Minerals Team has developed a policy (the "Conflict Minerals Policy"), which states that: (1) we support the improvement of human rights in the DRC and surrounding areas; (2) we will comply with Rule 13p-1, (3) we will endeavor to direct our business, as much as practical given the constraints noted above, to suppliers who (i) have traceable supply chains, (ii) freely share their data and cooperate with us in identifying whether they have sourced Conflict Minerals from the Covered Countries, and whether any such sourcing has benefited the armed conflict in the region, and (iii) source responsibly; and (4) we will support our customers' inquiries about the source of Conflict Minerals that we use in our manufacturing.
We have a Code of Business Conduct and Ethics, which outlines expected behaviors for all of our employees. We also have a previously-established grievance mechanism (our ethics hotline), pursuant to which any of our employees may report any concerns involving Conflict Minerals. In February 2014, we added a clause in our standard terms and conditions that states that suppliers must comply with the requirements of the Conflict Minerals regulations.
Step 2: Identify and assess risks in the supply chain
The purpose of Step 2 of the OECD Framework is to identify risks in the supply chain and evaluate these risks. We did this by creating a list of suppliers of products with Conflict Minerals and by conducting a supplier survey.
Our global supply chain is complex and we are many tiers removed from, and have no direct relationships with, the smelters or mining companies that may have direct knowledge of the source of the Conflict Minerals used in our products, and whether these Conflict Minerals are financing the armed conflict in the Covered Countries. As a result, we rely on our direct suppliers to provide us with information regarding the origin of any Conflict Minerals that are included in our products, including, where possible, the smelter's origin. Similarly, our suppliers may depend on their direct suppliers for this information.
In our implementation of this step of the OECD Framework, we identified the Conflict Minerals used in our products. We then identified the products and components that we believe contain these Conflict Minerals. The next step was to identify the suppliers that provide these products and components to us. Through the RCOI process described in more detail above, we surveyed certain of these suppliers (those that represented more than an insignificant amount of spend) using the CMRT.
We received and reviewed responses from most of the suppliers we surveyed. The responses received indicated either that the supplier was complete with its analysis and had determined that the Conflict Minerals it provides originated from conflict-free sources, or that its analysis was incomplete. We did not receive any responses that indicated that a supplier sourced Conflict Minerals from a Covered Country and that such sourcing benefited the armed conflict in the region.
Despite our efforts to follow up with our suppliers, we did not receive responses from all suppliers surveyed, and the suppliers who responded showed varying levels of cooperation with our inquiries and progress in their own analyses of their supply chain.
Step 3: Design and implement a risk response strategy
The purpose of Step 3 of the OECD Framework is to respond to identified risks in order to prevent or mitigate potential adverse impacts.
As noted in Step 2 above, we utilized the CMRT for each supplier surveyed. One of the risks identified in the process is that our suppliers might not provide us valid or complete information, or might not provide information at all, and as a result, we might not be aware of circumstances in which certain suppliers sourced from the Covered Countries and whether such sourcing benefited the armed conflict in the region.

In order to mitigate this risk, we reviewed templates received from surveyed suppliers for completeness and reasonableness. Completeness was assessed based on whether the supplier fully completed the "Declaration" tab of the CMRT. We also assessed responses from our surveyed suppliers to ensure that they were reasonably reliable and did not contain certain defined inconsistencies. We followed up with suppliers that provided an incomplete or inconsistent response by e-mail or phone.
With regard to smelters reported by our suppliers on their CMRT, (1) we cross-referenced the smelter with the CMRT's list of known smelters, and (2) for those smelters that were not identified on the CMRT, we cross-referenced the smelter with the U.S. Department of Commerce's listing of tin, tantalum, tungsten, and gold smelters and refiners published in September 2014 to verify the existence of the smelter. Through this process, we determined that over 93% of the smelters identified by our suppliers were included on one of these lists. We also reviewed the CFSI website to determine whether each smelter was identified as a "conflict-free smelter," or whether it was in the process of obtaining an audit, as evidenced by it being on the CFSI's "Active" list. Almost 65% of the smelters identified were reported by CFSI as either certified or in the process of being certified as of December 31, 2014. We did not include smelters whose certification expired before December 31, 2014 and that had not been re-audited.
Based on the results of our RCOI and our due diligence process, we do not have sufficient information to allow us to make a determination as to which of these smelters provided Conflict Minerals that were used in the production of components that we purchased, or which of these Conflict Minerals were sourced from the Covered Countries. Based on information derived from responses obtained from our suppliers and our due diligence efforts, the smelters listed in Appendix I may have been used to process necessary Conflict Minerals that were used in our products.
Step 4: Carry out independent third-party audits of smelter/refiner due diligence process
We are not currently a member of the CFSI. However, we leverage the due diligence conducted on smelters and refiners by the CFSP. The CFSP uses independent private sector auditors to audit the source, including mines of origin and chain of custody, of the Conflict Minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s Conflict Minerals either did not originate from the Covered Countries or originated from conflict-free mines in the Covered Countries.
Step 5: Report annually on supply chain due diligence
This Conflict Minerals Report and Form SD are being filed in order to comply with Step 5 of the OECD Framework.
Conclusion
We have received and reviewed survey responses from a majority of suppliers who we believe supply us with components that contain Conflict Minerals. The responses received indicated either that the supplier was complete with its analysis and had determined that the Conflict Minerals it provides originated from conflict-free sources, or that its analysis was incomplete. We did not receive any responses that indicated that a supplier sourced Conflict Minerals from a Covered Country and that such sourcing benefited the armed conflict in the region.
In addition, we performed due diligence procedures in accordance with the OECD Framework, including implementing a Conflict Minerals Policy.
Based on the information we obtained from our suppliers and our due diligence process, we are not able to determine the source or country of origin of all of the Conflict Minerals that were used to manufacture our products during the Reporting Period.

Steps to take in the coming year
As our Conflict Minerals program continues into next year, we plan to take additional steps to improve our RCOI and due diligence processes. Specifically, in the next reporting period, we intend to make good faith efforts to increase the response rate of our suppliers and obtain a definitive determination of our status. We expect to continue to evaluate all responses received, including assessing risk and looking for inconsistencies, and rely on the work performed by the CFSI in order to determine whether any of our suppliers have sourced from the Covered Countries, and if so, whether such sourcing has benefited the armed conflict in the region.
We intend to continue to develop methods, implement tools, and adopt procedures that are designed to be in accordance with the OECD Framework. We also intend to make reasonable efforts to strengthen company engagement with suppliers and continue structuring internal management systems to support supply chain due diligence.
This Conflict Minerals Report can be found on our website at www.sensata.com. The content on our web site is not incorporated by reference into this Conflict Minerals Report unless expressly noted.

Appendix I: Smelter List
Based on information derived from responses obtained from our suppliers and our due diligence efforts, these smelters may have been used to process necessary Conflict Minerals in our products:

Mineral	Smelter or Refiner Facility Name	Location
Gold	Aida Chemical Industries Co. Ltd. *	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção *	BRAZIL
Gold	Argor-Heraeus SA *	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd **	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. *	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB *	SWEDEN
Gold	C. Hafner GmbH + Co. KG *	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation *	CANADA
Gold	Cendres & Métaux SA **	SWITZERLAND
Gold	Chimet S.p.A. *	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco **	GERMANY
Gold	Dowa *	JAPAN
Gold	Eco-System Recycling Co., Ltd. *	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH *	GERMANY
Gold	Heraeus Ltd. Hong Kong *	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG *	GERMANY
Gold	Hunan Chenzhou Mining Industry Group	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd. *	JAPAN
Gold	Istanbul Gold Refinery *	TURKEY
Gold	Japan Mint *	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc *	UNITED STATES
Gold	Johnson Matthey Ltd *	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	RUSSIAN FEDERATION
Gold	JSC Uralectromed *	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd. *	JAPAN
Gold	Kazzinc Ltd *	KAZAKHSTAN

Mineral	Smelter or Refiner Facility Name	Location
Gold	Kennecott Utah Copper LLC *	UNITED STATES
Gold	Kojima Chemicals Co., Ltd *	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry *	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc. *	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd. *	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd *	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd. *	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA *	SWITZERLAND
Gold	Metalor USA Refining Corporation *	UNITED STATES
Gold	Met-Mex Peñoles, S.A. *	MEXICO
Gold	Mitsubishi Materials Corporation *	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş. *	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC *	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd *	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet) *	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA *	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk *	INDONESIA
Gold	PX Précinox SA *	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint *	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal *	NETHERLANDS
Gold	SEMPSA Joyería Platería SA *	SPAIN
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd *	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals **	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp. *	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd. *	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K. *	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd *	CHINA
Gold	Tokuriki Honten Co., Ltd *	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom **	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda *	BRAZIL
Gold	Umicore Precious Metals Thailand *	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining *	BELGIUM

Mineral	Smelter or Refiner Facility Name	Location
Gold	United Precious Metal Refining, Inc. *	UNITED STATES
Gold	Valcambi SA *	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint *	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD. *	JAPAN
Gold	Yokohama Metal Co Ltd **	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry *	CHINA
Tantalum	Duoluoshan *	CHINA
Tantalum	Exotech Inc. *	UNITED STATES
Tantalum	F&X Electro-Materials Ltd. *	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals *	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	CHINA
Tantalum	H.C. Starck Group *	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	CHINA
Tantalum	Hi-Temp *	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd. *	CHINA
Tantalum	Kemet Blue Powder *	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd *	CHINA
Tantalum	LSM Brasil S.A. *	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd. *	INDIA
Tantalum	Mineração Taboca S.A. *	BRAZIL
Tantalum	Mitsui Mining & Smelting *	JAPAN
Tantalum	Molycorp Silmet A.S. *	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	CHINA
Tantalum	Plansee *	AUSTRIA
Tantalum	QuantumClean *	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd *	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Metal Works *	RUSSIAN FEDERATION
Tantalum	Taki Chemicals *	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex *	UNITED STATES
Tantalum	Ulba *	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd *	CHINA
Tantalum	Zhuzhou Cement Carbide *	CHINA
Tin	Alpha *	UNITED STATES
Tin	China Rare Metal Materials Company *	CHINA
Tin	China Tin Group Co., Ltd. **	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa *	BRAZIL
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting *	INDONESIA
Tin	EM Vinto *	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals **	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd. *	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA

Mineral	Smelter or Refiner Facility Name	Location
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA *	BRAZIL
Tin	Malaysia Smelting Corporation (MSC) *	MALAYSIA
Tin	Melt Metais e Ligas S/A *	BRAZIL
Tin	Metallo Chimique *	BELGIUM
Tin	Mineração Taboca S.A. *	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur *	PERU
Tin	Mitsubishi Materials Corporation *	JAPAN
Tin	Nghe Tinh Non-Ferrous Metal **	VIET NAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd. **	THAILAND
Tin	OMSA *	BOLIVIA
Tin	PT Artha Cipta Langgeng *	INDONESIA
Tin	PT Babel Inti Perkasa *	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya *	INDONESIA
Tin	PT Bangka Tin Industry *	INDONESIA
Tin	PT Belitung Industri Sejahtera *	INDONESIA
Tin	PT Bukit Timah *	INDONESIA
Tin	PT Eunindo Usaha Mandiri *	INDONESIA
Tin	PT Karimun Mining **	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima *	INDONESIA
Tin	PT Prima Timah Utama *	INDONESIA
Tin	PT REFINED BANGKA TIN *	INDONESIA
Tin	PT Sariwiguna Binasentosa *	INDONESIA
Tin	PT Stanindo Inti Perkasa *	INDONESIA
Tin	PT Tambang Timah *	INDONESIA
Tin	PT Timah (Persero), Tbk *	INDONESIA
Tin	PT Tinindo Inter Nusa *	INDONESIA
Tin	Rui Da Hung **	TAIWAN
Tin	Soft Metais, Ltda. **	BRAZIL
Tin	Thaisarco *	THAILAND
Tin	VQB Mineral and Trading Group JSC **	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd. **	CHINA
Tin	Yunnan Tin Company, Ltd. *	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd *	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp. *	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd. *	CHINA

Mineral	Smelter or Refiner Facility Name	Location
Tungsten	Japan New Metals Co Ltd *	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd *	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG *	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	CHINA
Tungsten	Xiamen Tungsten Co., Ltd *	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

*	Smelter is on the Conflict Free Sourcing Initiative's list of "conflict-free smelters"

**	Smelter is on the Conflict Free Sourcing Initiative's list of "Active" smelters, indicating that an audit is in process.